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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



                  We consent to the incorporation by reference in the Prospectus forming part of this Registration Statement on Form S-3 of our reports dated October 7, 1994 on our audits of the consolidated financial statements and financial schedules of Tuscarora Incorporated and its subsidiaries as of August 31, 1994 and 1993, and for the years ended August 31, 1994, 1993 and 1992, which reports are included in the annual report on Form 10-K of Tuscarora Incorporated for the year ended August 31, 1994.

                  We also consent to the reference to our Firm under the caption "Experts" in the Prospectus forming part of this Registration Statement.


                                                 /s/ S. R. SNODGRASS, A.C.


        Beaver Falls, PA
        August 21, 1995